Exhibit 99.1

Kaival Brands Innovations Group, Inc.

Kaival Brands (OTCQB: KAVL) Issues Statement Prioritizing Compliance with the Tobacco Control Act and the PACT Act

Company continues adherence to law to prevent youth access; refuses to do business with ‘bad actors’

GRANT, FL, June 29, 2021 (PR Newswire) – Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) (“Kaival Brands,” the “Company,” or “we”), is the exclusive global distributor of products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), including the BIDI® Stick disposable electronic nicotine delivery system (“ENDS”), which is intended exclusively for adults 21 and over.

“First and foremost, our chief concern and priority is continuing to prevent youth access to Bidi Vapor products,” said Niraj “Raj” Patel, Chief Executive Officer of Kaival Brands. “We are parents, and run our company with youth prevention as a priority. These increased precautions add levels of protection that not only help prevent our products from reaching minors, but also protect adult consumers from potentially dangerous and hazardous counterfeit products. As partners, Bidi Vapor and Kaival Brands spare no expense to go above and beyond the stringent regulatory requirements. However, with the current state of limited enforcement, it does make being one of the few companies playing by the rules challenging. Nonetheless, we will continue to hold ourselves to our own high compliance standards and will continue to be a leader for the ENDS industry, because it is the right thing to do.”

In addition to the U.S. Food and Drug Administration (the “FDA”) requirements for ENDS, including premarket authorization, all companies selling ENDS products were required to comply with the Prevent All Cigarette Trafficking, or “PACT”, Act beginning March 28, 2021. Kaival Brands prides itself as having a robust compliance process to ensure compliance with all PACT Act, licensing, tax and regulatory matters. As part of our commitment to responsible compliance efforts, Kaival Brands will only distribute the BIDI® Stick or other Bidi Vapor products to companies that provide documentation evidencing compliance with PACT Act, licensing, tax and regulatory requirements. Bidi Vapor and Kaival Brands will not do business with anyone who is not complian.t and who does not have sufficient processes in place to ensure compliance with all laws, including youth access prevention measures in line with the BIDI® Youth Access Prevention Program. For these reasons, and to augment our national distribution efforts, Kaival Brands has decided to pivot and focus on national retailers and distributors who have demonstrated a robust process for compliance.

PERCEIVED LACK OF REGULATORY ENFORCEMENT

Bidi Vapor and Kaival Brands are concerned about the dramatic rise of counterfeit and other illegal ENDS products flooding the U.S. market and circumventing proper regulatory channels. In 2019, the U.S. District Court for the District of Maryland established a Premarket Tobacco Product Application (“PMTA”) deadline for currently marketed ENDS products that were first introduced to the market prior to the August 8, 2016 effective date of the FDA’s “Deeming Rule”. The court also gave the FDA one year, or until September 9, 2021, to review timely submitted applications. After that date, the FDA maintains the authority to allow ENDS products to remain on the market on a “case-by-case” basis while their PMTAs undergo scientific review. The FDA received PMTAs covering over 6 million products, mostly e-liquids used in open-system ENDS. Also, among those applications, however, are a number of disposable ENDS, which the Company believes were recently introduced to the market, well after August 8, 2016. Moreover, the Company sees many non-compliant competitors continuing to enter and saturate the market with illegal and counterfeit products that are not complying with the PMTA process and other FDA requirements, and appear to be targeting youth. These products often have discounted prices, as non-compliant companies try to sell as much product as they can before the FDA determines which ENDS products can remain on the market.

To address these challenges, the Company is working hard to raise awareness and seek enforcement against counterfeit and non-compliant ENDS products by engaging with members of the U.S. Congress, Attorneys General (“AGs”), and federal agencies, including the FDA, the Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”), the Federal Trade Commission (“FTC”), and U.S. Customs and Border Patrol (“CBP”). In order to protect the public health, the Company believes it is critical that all of these enforcement entities understand the dangers of counterfeit, mislabeled, and non-compliant ENDS products that erode public confidence in the benefit of properly regulated ENDS products for adult smokers and tobacco users.

Kaival Brands is committed to playing by the rules regardless of enforcement levels. We believe we are positioning ourselves to remain long-term market leaders, and are focused on furthering our market-leading position in the U.S. Following re-engagement of regulatory enforcement post-COVID-19, along with consistent visibility around the PMTA by the FDA, we believe that due to our strict compliance policies and procedures, we will remain one of very few companies prepared to successfully navigate and operate in the new, heavily regulated and enforced environment. We are willing to invest and adopt these rules now, as we believe our already significant market share will grow in this new environment.

PACT ACT: Compliance with PACT Act and other State and Local Laws

As part of the “Consolidated Appropriations Act, 2021,” signed into law on December 27, 2020, Congress amended the PACT Act to apply to ENDS, which includes the BIDI®️ Stick. The PACT Act regulates the sale, transfer, or shipment of cigarettes, roll-your-own tobacco, smokeless tobacco, and now ENDS, for both business-to-business transactions as well as online sales. The PACT Act imposes substantial restrictions on sellers and shippers of ENDS products, including, but not limited to: registration with ATF; registration with state Tobacco Tax Administrators, and monthly reporting requirements to state and local Tobacco Tax Administrators. Delivery sellers are subject to substantial additional restrictions, including, but not limited to, compliance with state excise tax collection requirements, licensing requirements, shipping, and packaging requirements. Companies were required to comply with PACT Act requirements beginning on or about March 28, 2021.

KAIVAL BRANDS’ STRINGENT COMPLIANCE MEASURES

Kaival Brands has adopted the following compliance measures:

●	Kaival Brands has retained a team of legal, tax and accounting experts to advise on state and local tax, licensing, and regulatory matters associated with the distribution of the BIDI®️ Stick.
●	Kaival Brands is appropriately licensed or registered in every state which requires it. ;
●	Kaival Brands calculates and remits excise taxes where required;

●	Kaival Brands has made a substantial investment in excise tax reporting and compliance software to ensure that all appliable taxes are properly calculated and remitted to the appropriate taxing authorities. The software is now completely integrated with Kaival Brands’ systems;
●	Kaival Brands has registered with the ATF and the states into which it ships; and
●	Kaival Brands has implemented processes to ensure timely filing of all required reporting.

Kaival Brands is committed to complying with all federal and state laws associated with the distribution of ENDS products and ensuring that the BIDI® Stick is marketed responsibly only to adult consumers. Kaival Brands is committed to these principles notwithstanding the current environment pursuant to which many companies continue to distribute non-compliant ENDS products, including products that were not on the market on August 8, 2016 and for which no PMTA has been submitted, as well as products that continue to be marketed and sold online without collection of excise taxes.

IMPACT OF Shipping Restrictions

The Consolidated Appropriations Act, 2021 also extended existing restrictions applicable to the mailability of cigarettes and smokeless tobacco via the United States Postal Service (“USPS”) to ENDS products. The non-mailability restrictions of ENDS products will be effective upon promulgation of yet-to-be issued regulations.

While the non-mailability restrictions recently passed by Congress are only applicable to shipments of ENDS products via the USPS, major carriers, including FedEx and UPS, have decided to no longer ship ENDS products. With limited carriers willing to ship ENDS products to smaller retailers, Kaival Brands has experienced some shipment interruptions for a small portion of its retail customers while it works to service these customers. Other than this limited impact, Kaival Brands continues to ship to a majority of its customers with little interruption.

COMPLIANCE WITH THE TOBACCO CONTROL ACT, THE PMTA PROCESS, AND FOCUS ON RESPONSIBLE MARKETING AND YOUTH ACCESS PREVENTION

In 2009, the Family Smoking Prevention and Tobacco Control Act (“TCA”) became law, amending the existing Food, Drug and Cosmetic Act (“FDCA”) to give the FDA authority, for the first time, to regulate the manufacture, distribution, and marketing of tobacco products in the United States. On August 8, 2016, FDA’s “Deeming Rule” went into effect, extending the agency’s tobacco product authority over previously unregulated “deemed” tobacco products, including cigars, pipe tobacco, hookah, heated tobacco products, and ENDS, such as the BIDI®️ Stick. Following the Deeming Rule, deemed tobacco products became subject to the TCA requirements, including, among other things: adulteration and misbranding prohibitions, ingredient reporting, a ban on unauthorized modified or reduced-risk claims, free sample ban, age-restrictions (21+), nicotine addiction warning requirements and, most significantly, premarket authorization for any new products first marketed or modified after the February 15, 2007 “Grandfather Date”. Ahead of the September 9, 2020 court-ordered deadline, Bidi Vapor submitted timely comprehensive PMTAs to the FDA for all eleven (11) varieties of the BIDI® Stick, which are now undergoing FDA scientific review. We believe we are one of the only manufacturers and distributors of disposable ENDS that have complied fully with the Tobacco Control Act and Deeming Rule, including the premarket authorization requirement.

Bidi Vapor’s founding mission is to provide recreational, non-combusted cigarette alternatives to adult smokers. Bidi Vapor and Kaival Brands are vehemently opposed to all illegal underage tobacco use, including ENDS use, by minors (under 21), and has gone to great lengths to ensure that its products are not marketed toward or sold to this group. Bidi Vapor and Kaival Brands recognize the legitimate public health concerns about the rising use of disposable ENDS by minors, and completely agree that all efforts should be made to remove non-compliant products from the market – particularly those marketed to youth. Unlike many disposable ENDS currently on the market, the BIDI® Stick was first introduced prior to August 8, 2016, and is marketed responsibly toward adult consumers. Indeed, it is Bidi Vapor’s adult consumers who have propelled the BIDI® Stick to the top of the Nielsen rankings for disposable ENDS.[1]

Bidi Vapor is committed to fully complying with all applicable laws and regulations and has gone above and beyond regulatory requirements to implement strict marketing restrictions and youth access prevention measures.[2] A few of the measures Bidi Vapor and Kaival Brands have implemented to protect minors include the following:

●	In the Fall 2020, Bidi Vapor prioritized compliance over business objectives by halting production of the BIDI® Stick for two months in order to revise its packaging and labeling to incorporate new product names to better align with the FDA’s Enforcement Priorities Guidance[3]. Specifically, Bidi Vapor took the initiative of adopting single-word, non-characterizing terms to identify its BIDI® Stick products (e.g., Tropic, Marigold, Solar, Winter, Dawn, Classic, Gold, Zest, Regal, Summer and Arctic). In line with the FDA’s guidance, Bidi Vapor’s intent was that these non-descriptive terms would further distance the BIDI® Sticks from resembling kid-friendly foods, drinks, and other non-ENDS products that are often marketed and/or appealing to youth. Pursuant to the FDA’s guidance, this includes, for example, labeling and/or advertising that results in a tobacco product resembling juice boxes, candy, or kid-friendly cereal, and products marketed with youth-appealing cartoon or animated characters, such as those that depict or resemble popular children’s characters.

●	The BIDI® Stick has one of the most comprehensive labeling systems among ENDS (and particularly, disposable ENDS), with much of the viable packaging surface area covered with warnings, instructions, and product information text intended to inform and protect consumers. Bidi Vapor complies with FDA packaging and labeling requirements, including 21 C.F.R. § 1143.3 compliant nicotine addictiveness warnings placed in a prominent location on all labeling, packaging, and advertisements. The BIDI® Stick also features tamper-resistant packaging and several adult-use only (21+) and underage sale prohibited warnings. Bidi Vapor also makes use of several warning icons and provides a batch code and expiration date. An authenticity check sticker features an advanced anti-fake technology to protect consumers from counterfeit products. A “right-to-know” warning is present in compliance with California Proposition 65 requirements. The BIDI® Stick even includes a comprehensive product leaflet with warnings and instructions for reference after the consumer discards the product packaging.

●	In February 2021, Bidi Vapor discontinued its online direct-to-consumer (“DTC”) sales of the BIDI® Stick (all flavors) through its age-restricted website (www.bidivapor.com). While the Company believes its online age verification program for DTC sales was one of the most stringent programs in the industry, Bidi Vapor hopes that its decision to halt all online DTC sales through its website will set an example for the industry and help address the larger concerns regarding youth access to ENDS.

●	In March 2021, the Company partnered with GoPuff (www.gopuff.com) as the exclusive online DTC retailer of authentic Bidi Vapor products. Unlike national Internet retailers of ENDS, GoPuff provides an online platform for consumers to purchase products and have them personally delivered from local facilities (similar to food delivery platforms such as DoorDash and Postmates). With a long history of distribution of alcoholic beverages to individuals that are 21 years of age and older, GoPuff has pioneered a stringent compliance program, which includes PACT Act compliance and age-gating processes, including face-to-face ID verification and adult signature on delivery. With these established procedures, we believe that GoPuff is one of the most secure online delivery services in the country. No other Internet-based e-commerce platforms are authorized to sell authentic BIDI® Sticks online directly to adult consumers. Other Internet retailers and e-commerce platforms that purport to sell BIDI® Sticks online DTC are not authorized to do so and, in fact, are marketing counterfeit products designed to resemble authentic BIDI® Sticks and that make improper use of the BIDI® trademarks.

●	Aside from GoPuff, Kaival Brands is committed to brick-and-mortar retail, which the Company believes is a stronger age-verification distribution model compared to traditional online retail channels for ENDS. The wholesalers and direct retailers Kaival Brands partners with are required to sign the Company’s Wholesaler & Direct Retailer Agreement which, among other things, requires parties to comply with all applicable regulations and abide by Bidi Vapor’s and the Company’s comprehensive age-verification procedures.[4] Direct retailers are further required to sign a Retailer Pledge that commits them to complying with, among other things, age-verification requirements and adult-focused marketing, as well as participating in the Company’s mystery shopper program.[5] Failure to comply with the agreement and/or pledge carries immediate, material consequences, including order cancellation and revocation of product distribution rights. To help its business partners understand the FDA’s tobacco retailer guidance, Bidi Vapor has produced training videos for its authorized retailers.

●	Bidi Vapor and Kaival Brands do not (1) use social media to market to consumers (but only maintain age-gated accounts on certain platforms such as LinkedIn, Instagram, Facebook, and YouTube for informational purposes); (2) use social media influencers, brand ambassadors, models, or actors; (3) engage in any television or radio advertising; or (4) sponsor sporting or entertainment events.[7] In fact, the Company does not market directly to consumers at all, but only to retail and business partners (e.g., convenience-store owners and distributors). The marketing materials produced for these businesses does not include content that may be perceived as directed towards youth, as Bidi Vapor and Kaival Brands prohibits any such material that could reasonably be perceived to be targeting minors as identified by the FDA (e.g., aspirational imagery, cartoons, characters/mascots, fruity images, kid-friendly foods, drinks, and other non-ENDS products that are often marketed and/or appealing to youth, or childish or juvenile designs or graphics that might appeal to youth).[8] Bidi Vapor and Kaival Brands do not authorize any third-party social media accounts to advertise the BIDI® Stick or make use of the BIDI® trademarks. To the extent that such accounts appear to use BIDI® Sticks on their platforms, these products are likely counterfeit products designed to resemble authentic BIDI® Sticks and that make improper use of the BIDI® trademarks.

●	Kaival Brands and Bidi Vapor use a state-of-the-art authentication system to ensure supply chain security and prevent counterfeit, subpar, and potentially dangerous products from getting in the hands of consumers. Counterfeit products made to resemble authentic BIDI® Sticks are often manufactured using substandard materials that can put consumer health and safety at risk.[9] The authentication measures are also intended to safeguard against procurement by minors. Bidi Vapor and Kaival Brands believe that the manufacture and sale of counterfeit products designed to resemble authentic BIDI® Sticks and that make improper use of the BIDI® trademarks hurt responsible suppliers of authentic products and are dangerous for consumers. Bidi Vapor and Kaival Brands have shouldered the burden of pursuing wholesalers and retailers dealing with counterfeit BIDI® Sticks. In December 2020, Bidi Vapor announced that a federal judge in the Southern District of New York granted a temporary restraining order and asset freeze against 24 defendants—most based overseas in China—selling counterfeit, illegally labeled “Bidi” products through the wholesale website, DHGate.com.[10]

●	Bidi Vapor has engaged in various initiatives to demonstrate responsible corporate citizenship and product stewardship. For example, the BIDI® Cares recycling program is Bidi Vapor’s sustainable recycling and proper electronic waste disposal initiative – the first of its kind for the ENDS industry.[11]

Mr. Patel, the Company’s President, Chief Executive Officer, and Chief Financial Officer, owns and controls Bidi Vapor. As a result, Bidi Vapor and the Company are considered under common control and Bidi Vapor is considered a related party.

[1]        See Press Release, Kaival Brands Innovations Group., Inc., Kaival Brands Becomes Second Largest ENDS Offering in U.S.; Expands Disposable E-Cig Market Share to 24.2% (Dec. 22, 2020), available at: https://www.prnewswire.com/news-releases/kaival-brands-becomes-second-largest-ends-offering-in-us-expands-disposable-e-cig-market-share-to-24-2-301197212.html.

[2]  See BIDI® Stick, Bidi Vapor’s Responsible Advertising Efforts, YouTube (May 26, 2021), https://www.youtube.com/watch?v=iNuHo8hn0x0.

[3]        See U.S. Food & Drug Admin., Ctr. For Tobacco Prod., Enforcement Priorities for Electronic Nicotine Delivery Systems (ENDS) and Other Deemed Products on the Market Without Premarket Authorization (Revised): Guidance for Industry (Apr. 2020), available at: https://www.fda.gov/media/133880/download.

[4] See Wholesaler & Direct Retailer Agreement, Bidi Vapor, available at: https://bidivapor.com/wholesaler-and-direct-retailer-agreement/.

[5]        See BIDI Vapor Retailer Pledge Terms, available at: https://wholesale.bidivapor.com/wp-content/uploads/2020/05/Retailer-Pledge-.pdf; see also BIDI® Stick, BIDI® Retailer Pledge US, YouTube (Dec. 10, 2020), https://www.youtube.com/watch?v=SVUKzzXv2yY.

[6]

[7]    See BIDI® Stick, Bidi Vapor’s Responsible Advertising Efforts, YouTube (May 26, 2021), https://www.youtube.com/watch?v=iNuHo8hn0x0.

[8]        See U.S. Food & Drug Admin., The Public Health Rationale for Recommended Restrictions on New Tobacco Product Labeling, Advertising, Marketing, and Promotion (Apr. 29, 2019), available at: https://www.fda.gov/media/124174/download.

[9]     See BIDI® Stick, BIDI® US: Anti-Fake Packaging – Real vs Fake, YouTube (Jan. 21, 2021), https://www.youtube.com/watch?v=j2FC-PZtGZ4

[10’ See Press Release, Bidi Vapor Takes Legal Action Against Counterfeit Sales, available at https://www.prnewswire.com/news-releases/bidi-vapor-takes-legal-action-against-counterfeit-sales-301199706.html.

.[11]     See Bidi Cares, www.bidicares.com (last visited Jun. 24, 2021); see also QRx Digital, BIDI® Youth Access Prevention Program + BIDI® Cares Recycling Program, YouTube (Jan. 21, 2021), https://www.youtube.com/watch?v=8L2WgB52bXg.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible marketing, supporting age-verification standards and sustainability through its BIDI® Cares recycling program. The Company’s premiere device, the BIDI® Stick, is a premium product made with medical-grade components, a UL8139-certified battery, and technology designed to deliver a consistent vaping experience for adults 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to our mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

For more information, visit www.bidivapor.com.

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ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands is the exclusive global distributor of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands Innovations Group, Inc., at www.kaivalbrands.com

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the approval of our application for listing on the Nasdaq Capital Market; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; significant changes in our relationships with our distributor or sub-distributors; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Investor & Public Relations:

Inflection Partners, LLC
New York | Philadelphia | New Orleans
www.inflectionpartnersllc.com
Office: (504) 381-4603
investors@kaivalbrands.com

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